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DELAWARE MEDALLION FREEDOM                   ALLMERICA FINANCIAL LIFE INSURANCE
VARIABLE ANNUITY APPLICATION                                AND ANNUITY COMPANY
                                        440 Lincoln Street, Worcester, MA 01653
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1. OWNER(S)                  Please Print Clearly
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First                        MI                                  Last

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Street Address

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City                         State                               Zip

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Social Security/Tax I.D.     Date of Birth/Trust                 / / Male
     -     -                    /      /                         / / Female
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Daytime Telephone
(   )
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JOINT OWNER First            MI                                  Last

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Social Security/Tax I.D.     Date of Birth                       / / Male
     -     -                    /      /                         / / Female
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Daytime Telephone
(   )
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2. ANNUITANT(S)              Please Print Clearly
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First                        MI                                  Last

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Social Security/Tax I.D.     Date of Birth                       / / Male
   -    -                      /    /                            / / Female
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JOINT ANNUITANT First        MI                                  Last

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Social Security/Tax I.D.     Date of Birth                       / / Male
   -    -                     /     /                            / / Female
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3. BENEFICIARY (If beneficiary is a trust, provide date of trust)
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If there are Joint Owners, the survivor is always Primary Beneficiary.

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Primary Beneficiary          Relationship to Owner

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Contingent Beneficiary       Relationship to Owner

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4. OPTIONAL RIDERS (May not be available in all states)

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I/We elect: / / Enhanced Death Benefit
/ /________________________________________________________________
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5. TYPE OF PLAN TO BE ISSUED
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/ / Nonqualified Roth                         / / IRA
/ / Nonqualified Def. Comp.                   / / SEP-IRA*
/ / IRA                                       / / 457 Def. Comp.*
*Attach required additional forms. Existing Case#____________
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6. INITIAL PAYMENT
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Initial Payment $____________________________________________________________
                           Make check payable to Allmerica Financial
If IRA, Roth IRA or SEP-IRA application, this payment is a:

/ / Rollover/Conversion                       / / Trustee to Trustee Transfer
/ / Payment for Tax Year ________
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7. ALLOCATION OF PAYMENTS
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_____% Growth & Income Series                    _____% AIM High Yield
_____% Devon Series                              _____% AIM International
_____% Growth Opportunities Series               _____% AIM Value
_____% U.S. Growth Series                        _____% Alger Lev AllCap
_____% Select Growth                             _____% Alger MidCap Growth
_____% Social Awareness Series                   _____% Alger Small Cap
_____% REIT Series                               _____% Alliance Growth
_____% Small Cap Value Series                    _____% Alliance Gro & Inc
_____% Trend Series                              _____% Alliance Prem Growth
_____% International Equity Series               _____% Alliance Technology
_____% Emerging Markets Series                   _____% Franklin Mut Shares
_____% Balanced                                  _____% Franklin Small Cap
_____% Convertible Securities Series             _____% Pioneer Emerg Mkts
_____% High Yield                                _____% Pioneer Mid-Cap Valu
_____% Capital Reserves Series                   _____% Templeton Growth Sec
_____% Strategic Income Series                   _____% Templeton Intl Sec
_____% Cash Reserve Series                       _____% Fixed Account
_____% Global Bond Series                        _____%
_____% AIM Growth                                _____%
Guarantee Period Accounts (GPA) ($1,000 minimum per Account)
GPAs ARE NOT AVAILABLE IN MARYLAND, OREGON, PENNSYLVANIA AND WASHINGTON.
_____ % 2 Year           _____ % 5 Year           _____ % 8 Year
_____ % 3 Year           _____ % 6 Year           _____ % 9 Year
_____ % 4 Year           _____ % 7 Year           _____ % 10 Year
                  ALL ALLOCATIONS ABOVE MUST TOTAL 100%.
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8. SECURED PRINCIPAL
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/ / Allocate part of my/our payment to the ________ year GPA such that, at the end of the Guarantee Period, the GPA value is equal to my/our payment. The remaining balance will be applied as indicated above.
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9. AUTOMATIC
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/ / I/We elect AUTOMATIC ACCOUNT REBALANCING (AAR) among the above variable accounts: / / Monthly  / / Quarterly  / / Semi-annually  / / Annually
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10. DOLLAR COST AVERAGING
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(NOT AVAILABLE WITH AUTOMATIC ACCOUNT REBALANCING.)
Please transfer $____________ (check ONE source account):
                ($100 minimum)

(Be sure to allocate money to this source account in Section 7.)
FROM:  / / Fixed Account    / / Capital Reserves
       / / Cash Reserve     / / Strategic Income
/ / Monthly        / / Quarterly        / / Semi-annually        / / Annually
TO: (Check one)/ / $ or / / %
_____Growth & Income Series                      _____AIM High Yield
_____Devon Series                                _____AIM International
_____Growth Opportunities Series                 _____AIM Value
_____U.S. Growth Series                          _____Alger Lev AllCap
_____Select Growth                               _____Alger MidCap Growth
_____Social Awareness Series                     _____Alger Small Cap
_____REIT Series                                 _____Alliance Growth
_____Small Cap Value Series                      _____Alliance Gro & Inc
_____Trend Series                                _____Alliance Prem Growth
_____International Equity Series                 _____Alliance Technology
_____Emerging Markets Series                     _____Franklin Mut Shares
_____Balanced                                    _____Franklin Small Cap
_____Convertible Securities Series               _____Pioneer Emerg Mkts
_____High Yield                                  _____Pioneer Mid-Cap Valu
_____Capital Reserve Series                      _____Templeton Growth Sec
_____Strategic Income Series                     _____Templeton Intl Sec
_____Cash Reserve Series                         _____
_____Global Bond Series                          _____
_____AIM Growth
           DCA INTO THE FIXED OR GUARANTEE PERIOD ACCOUNTS IS NOT AVAILABLE.


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11. TELEPHONE AUTHORIZATION
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I/We authorize and direct Allmerica Financial to accept telephone instructions from any person who can furnish proper identification to effect transfers, future payment allocation changes and obtain values. Neither Allmerica Financial nor its affiliates and their collective directors, officers, employees and agents will be responsible for any claim arising from such action if Allmerica Financial acted on instructions in good faith in reliance on this authorization.

/ / I/We DO NOT accept this telephone authorization.

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12. REPLACEMENT
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Will the proposed contract replace or change any existing annuity or
insurance policy?  / / Yes      / / No

(If yes, list company name and policy number.) _______________________

________________________________________________________________

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13. REMARKS
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______________________________________________________

______________________________________________________

______________________________________________________

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14. SYSTEMATIC WITHDRAWALS ($100 minimum)
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A.  Frequency (Please choose one):
    / / Monthly   / / Quarterly  / / Semi-annually  / / Annually

    Withdrawals begin later of 15 days after issue or ____/____/____.
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B. Amount:
1. / / ________% of purchase payment
   / /$________ per frequency
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C. Withdraw from:
Systematic withdrawals are not available from the Guarantee Period Accounts.
/ / Pro-rata from all accounts,
OR: _________ % From ______________________________________
    _________ % From ______________________________________
    _________ % From ______________________________________
    _________ % From ______________________________________
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D. PLEASE     / / Do Not Withhold Federal Income Taxes
              / / Do Withhold at 10% or _________ (% or $)
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E.   / / I/We wish to use Electronic Funds Transfer (Direct Deposit).
         I/We authorize Allmerica Financial to correct electronically any overpayments or erroneous credits made to my contract.
                       ATTACH VOIDED CHECK
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NOTICE TO ARKANSAS/NEW JERSEY/OHIO RESIDENTS ONLY: "Any person who includes any false or misleading information on an application for an insurance policy/certificate is subject to criminal and civil penalties."
NOTICE TO COLORADO/KENTUCKY/LOUISIANA/MAINE/NEW MEXICO/PENNSYLVANIA/WASHINGTON, D.C. RESIDENTS ONLY: "Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties."
NOTICE TO FLORIDA RESIDENTS ONLY: "Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing false, incomplete, or misleading information is guilty of a felony of the third degree."
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15. SIGNATURES
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I/We represent to the best of my/our knowledge and belief that the statements made in this application are true and complete. I/We agree to all terms and conditions as shown on the front and back. It is indicated and agreed that the only statements which are to be construed as the basis of the contract are those contained in this application. I/We acknowledge receipt of a current prospectus describing the contract applied for. If IRA, Roth, or Sep IRA application, I/we received a Disclosure Buyer's Guide. I/WE UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE VARIABLE ACCOUNTS MAY FLUCTUATE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNTS AND ALL PAYMENTS AND VALUES BASED ON THE GUARANTEE PERIOD ACCOUNTS (WHERE GPAs ARE AVAILABLE) ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA (IF APPLICABLE), THE OPERATION OF WHICH MAY RESULT IN EITHER AN UPWARD OR DOWNWARD ADJUSTMENT.


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Signature of Owner       Date              Signature of Joint Owner      Date

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Signed at (City and State)

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16. REGISTERED REPRESENTATIVE / DEALER INFORMATION
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DOES THE CONTRACT APPLIED FOR REPLACE AN EXISTING ANNUITY OR LIFE INSURANCE
POLICY?  / / YES (ATTACH REPLACEMENT FORMS AS REQUIRED)  / / NO
I certify that the information provided by the owner has been accurately recorded; a current prospectus was delivered; no written sales materials other than those approved by the Principal Office were used; and I have reasonable grounds to believe the purchase of the contract applied for is suitable for the owner.
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                                         -    -            / /     (   )
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Signature of Registered Representative     SSN#   FL LIC # TR Code    Telephone

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Printed Name of Registered Representative

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Printed Name of Broker/Dealer                     B/D Client Acct. #
                                                                   (   )
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Branch Office Street Address for Contract Delivery                    Telephone